Exhibit 99.1

NextPlay Technologies Reports FY2022 Revenue of $8.2 Million

SUNRISE, FL – JUNE 21, 2022 – NextPlay Technologies, Inc. (NASDAQ: NXTP), a digital business ecosystem for digital advertisers, consumers, video gamers and travelers, reported results for the fourth quarter and fiscal year 2022 ended February 28, 2022.

Fiscal 2022 Financial Highlights

●	Achieved record annual revenue of $8.2 million, which compares very favorably to no revenue in the last year.

●	Consolidated gross profit totaled $5.9 million, or 71%, of total revenue compared to none in the last year.

●	As of February 28, 2022, and 2021, we had total assets of $99.8 million and $11.5 million, respectively, primarily as a result of the reverse merger and additional acquisitions of Reinhart Interactive TV AG and Zappware N.V. and NextBank International.

●	Cash and cash equivalents as of February 28, 2022, were $6.6 million versus $0.4 million as of February 28, 2021.

Fiscal 2022 Operational Highlights

●	Completed merger with HotPlay Enterprises and rebranded the company as NextPlay Technologies.

●	In connection with the HotPlay Enterprises Merger, Nithinan “Jess” Boonyawattanapisut, NextPlay’s Co-Chief Executive Officer, was appointed as Principal Executive Officer of NextPlay.

●	Reinhart Interactive TV, a NextPlay-funded strategic partnership, acquired award-winning Interactive TV provider, Zappware, founded in 2001 by former employees of Philips Media.

●	Acquired controlling interest in International Financial Enterprise Bank (IFEB), a global financial institution.

●	Received conditional approvals for insurance and reinsurance licenses enabling NextPlay’s NextShield LTD business unit to establish digital primary insurance and reinsurance operations and to offer blockchain-delivered products, such as parametric comprehensive travel insurance and bank deposit insurance.

●	Company’s licensed Longroot digital token offering platform engaged to serve as the financial advisor and underwriter for Ample’s proposed security token offering (STO).

●	Launched NextPlay X Soma Labs, an innovation and design platform bringing together non-fungible tokens (NFTs), social games, and Metaverse virtual worlds for major brands, creators, and agencies.

●	Entered into agreement to acquire from Fighter Base Publishing the assets and AI-powered video game development platform of its wholly owned division, Make It Games™, which was closed subsequent to the fiscal year end.

●	Appointed Mark Vange, an industry leader in video game development and in-game advertising and former chief technology officer of Electronic Arts Interactive, as chief technology officer of the company.

●	ABCC - Signed a memorandum of understanding with Alphabit Consulting Pte. Ltd. to provide NextBank International deposit accounts and payment cards for members of its ABCC cryptocurrency exchange.

Subsequent events

●	Signed memorandum of understanding with TruCash to launch NextBank Payments, which is anticipated to include (but not be limited to) Mobile Wallets, Mobile Payments, Credit cards, Debit Cards, and Prepaid products. In addition, NextBank expects to have the opportunity to offer NextBank's international banking services to TruCash's millions of account holders worldwide.

●	Signed preliminary agreement with Decentralised Investment Group (DIG), a leading global blockchain technology company, to develop and operate an exclusive fiat payment platform for DIG customers, and would initially include in-game assets from Realms of Ethernity (RoE), the world’s first MMORPG (massively multiplayer online role-playing games) NFT game.

●	Acquired goPlay assets, including a new-gen game publishing platform featuring a tournament system, chat, payment, and 37 casual games ranging from arcade to strategy. NextPlay plans to complete the integration of its HotPlay in-game advertising (IGA) technology into the 37 goPlay games by year-end. The Asset purchase also included a perpetual license to goPay, a payment aggregator that offers game developers multiple ways to more easily collect and process user payments through carrier billing, over the counter, e-voucher, bank transfer and e-wallet transfers.

Management Commentary

“The significant increase in our gross margin expansion demonstrates how we continue to more efficiently utilize and better leverage all of the components we brought into our ecosystem via several synergistic acquisitions that we did last year. During the fourth quarter, a lot more effort was allocated to actual platform development to leverage the foundation we have laid out in the last quarter further in order to increase the array of services we will be offering to our customers. Separately, we reached agreements with several key partners for product rollout collaboration and cross-selling products to their existing customers, commented NextPlay Co-CEO and Principal Executive Officer, Nithinan “Jess” Boonyawattanapisut.

“During our fiscal 4th quarter, 2022, our digital interactive media division, NextMedia, delivered an updated version of Blockbuster 2048, its first in-house casual game and the first of the 16 games currently in the pipeline, including Evergreen Forest, Rolly Loops, Skyline Stack, Hook’n Hop, Booster Maths, that are also expected to be released in fiscal 2023 to iOS and Android app stores. All of these games will come with cross-platform capability. In conjunction, we have now released HotPlay 2.0, with advertising and real-world rewards delivery technology for businesses, with significantly enhanced integration and deep-linking support into Unity games, via a generational update of its Unity SDK for iOS, Android, Android TV and HTML5.

HotPlay 2.0 is being incrementally opened to selected partners while it continues its steady progression towards the delivery of a global platform for all actors via its connected ecosystem of back-office tools for advertisers (with Advertiser Portal), game publishers (with Publisher Portal and its Unity Game SDK), and apps for consumers and players (including its HotPlay Reward Redemption native mobile app for iOS and Android).

With the continued development of the HotPlay platform and integration of the MakeItGames AI animation platform, we anticipate the platform will introduce disruptive and game-changing capabilities to game, virtual reality, metaverse and other immersive experiences for partners.”

“Our Fintech division comprises our insurance, reinsurance, online banking, and crypto portal operations. The division has been our most active division in terms of new business development and revenue generation. NextBank’s revenue grew more than 206% compared to Q3 of FY 2022. The team continues to bring forth a diversified set of fintech solutions to the market that are expected to offer asset banking, asset management, mobile payment, and a range of retail banking services to customers around the world. Our online banking platform with a new and more robust core banking system is scheduled to be available by the 1st half of fiscal 2023. Once implemented, we expect to see a significant acceleration, and multiple folds of growth, in the number of customers, amounts of deposits, and revenue generation. We expect NextBank profitability this year.

NextBank welcomes blockchain industry participants and is focused on providing enabling capabilities to clients in the DeFi, NFT, and exchange verticals. We also plan to issue our own digital insurance tokens, which are expected to allow customers to purchase any of our insurance products, as well as a series of stable coins to facilitate remittance services that NextBank will provide. We expect the Fintech division to contribute significantly to earnings in FY 2023 whereby NextPlay as a whole would turn a profit, driven initially by NextBank’s results.”

“Our travel division achieved several milestones in the 4th quarter of FY 2022, to position the company for growth. We have recently completed integrations on ConNextions, NextTrip’s alternative lodging rental booking engine, with several key distribution partners. We released several new features for NextTrip Business, our corporate travel management and booking solution for small and medium-sized businesses, including travel delegate, which allows a traveler to assign someone to book on their behalf. Additionally, with the travel industry recovery continuing to be driven by leisure travel, we have accelerated the development of new leisure products under the NextTrip Journeys brand, which we expect will better position NextTrip in several travel categories to capture increased bookings.”

“The $30 million equity offering we completed in November 2021 fortified our balance sheet and supported our many growth initiatives, as well as allowed us to significantly deleverage the company; we paid back a significant portion of the high-interest loans. We continue to put an ongoing effort towards eliminating redundant systems and processes due to recent acquisitions. Our goal is to reduce our monthly burn by at least 30% by third quarter. We are focused on reductions in SG&A expenses and progression to positive cash flow by the end of the second half of fiscal 2023.

“With the support of our shareholders, we have completed our previously announced acquisition of certain game-industry intellectual property from Fighter Base Publishing Inc. and certain distributed ledger intellectual property from Token IQ Inc. Both entities were majority-owned by NextPlay’s Chief Technology Officer, Mark Vange, who is a visionary leader in both industries.

“We have already begun to implement Token IQ’s technology to our products and services, from our Longroot asset-based cryptocurrencies, our digital insurance tokens and HotPlay in-game tokens, to future NextBank fintech services. Fighter Base Publishing’s AI-driven animation technology has been adopted to accelerate the game production cycle, and we have separately established a dedicated team to further develop this AI technology to cover the appearance of the advertising content within the virtual world, cross-platform games and metaverses, to ensure proper presentation of the advertising content in the right place at the right time and, most importantly, in the right form, i.e. in 2D, 3D and/or animated objects.

“This coming fiscal 2023, we expect to be exceptionally well-positioned for growth across our ecosystem. We see near-term revenue growth and margin expansion being further fueled by new HotPlay and NextBank deployments, and we believe that these developments should steadily advance us toward strong cash flow and profitability.”

Fiscal Q4 2022 Financial Summary

Revenue for the fourth quarter of fiscal 2022 totaled $1.4 million, a decrease of 67% from $4.2 million in the previous quarter and compares very favorably to no revenue in the same year-ago quarter. The quarter over quarter decrease was primarily due to certain reclassification from revenue to other operating income.

NextMedia, the company’s digital interactive media division, contributed revenue of $0.5 million, driven by organic growth of digital media globally. The company’s NextFinTech division contributed revenue of $0.9 million, and the NextTrip travel division contributed revenue of $38,000.

Operating expenses totaled $8.7 million, compared to $0.6 million in the same year-ago period. The increase was primarily due to legal, consulting, and professional fees related to certain pre-operating activities and employee expenses in the period.

Net loss attributable to the Company was $19.7 million, or $(0.27) per basic and diluted share, as compared to a net loss of $0.5 million, or $(3.70) per basic and diluted share, in the same year-ago period, which only represented HotPlay’s financials per accounting standard.

Fiscal Year 2022 Financial Summary

Revenue for the full year of fiscal 2022 totaled $8.2 million compared to no revenue in fiscal 2021.

NextMedia, the company’s digital interactive media division, contributed revenue of $6.5 million. The company’s NextFinTech division contributed revenue of $1.6 million, and the NextTrip travel division contributed revenue of $0.2 million.

Consolidated gross profit totaled $5.9 million, or 71% of revenue, as compared to none in the same period a year-ago.

Operating expenses totaled $26.5 million, compared to $1.0 million in the same year-ago period, which only represented HotPlay’s financials per accounting standard. The increase was primarily due to business acquisitions, legal, consulting, and professional fees related to certain pre-operating activities and employee expenses in this fiscal year.

Net loss before tax and share of non-controlling interest is $40.4 million, of which $19.7 million are other expenses primarily related to asset impairments, valuation/credit losses, and interest. Net loss attributable to the Company was $38.0 million, or $(0.40) per basic and diluted share, as compared to a net loss of $1.2 million, or $(0.02) per basic and diluted share in the same year-ago period, which only represented HotPlay’s financials per accounting standard.

Cash and cash equivalents as of February 28, 2022, totaled $6.6 million.

The company’s annual report for the year ended February 28, 2022, and other reports the company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K, can be accessed at sec.gov and on NextPlay’s website in the IR section.

About NextPlay Technologies

NextPlay Technologies, Inc. (Nasdaq: NXTP) is a technology solutions company offering games, in-game advertising, crypto-banking, connected TV and travel booking services to consumers and corporations within a growing worldwide digital ecosystem. NextPlay’s engaging products and services utilize innovative AdTech, Artificial Intelligence and Fintech solutions to leverage the strengths and channels of its existing and acquired technologies. For more information about NextPlay Technologies, visit www.nextplaytechnologies.com and follow us on Twitter @NextPlayTech and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Factors that may cause such a difference include risks and uncertainties including, and not limited to, our need for additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern; the fact that the COVID-19 pandemic has had, and is expected to continue to have, a significant material adverse impact on the travel industry and our business, operating results and liquidity; amounts owed to us by fourth parties which may not be paid timely, if at all; certain amounts we owe under outstanding indebtedness which are secured by substantially all of our assets and penalties we may incur in connection therewith; the fact that we have significant indebtedness, which could adversely affect our business and financial condition; our revenues and results of operations being subject to the ability of our distributors and partners to integrate our alternative lodging rental (ALR) properties with their websites, and the timing of such integrations; uncertainty and illiquidity in credit and capital markets which may impair our ability to obtain credit and financing on acceptable terms and may adversely affect the financial strength of our business partners; the officers and directors of the Company have the ability to exercise significant influence over the Company; stockholders may be diluted significantly through our efforts to obtain financing, satisfy obligations and complete acquisitions through the issuance of additional shares of our common or preferred stock; if we are unable to adapt to changes in technology, our business could be harmed; our travel business depends substantially on property owners and managers renewing their listings; if we do not adequately protect our intellectual property, our ability to compete could be impaired; our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving ALR, Internet and e-commerce industries which could harm our operating results; risks associated with the operations of, the business of, and the regulation of, Longroot and NextBank International (formerly IFEB); the market in which we participate being highly competitive, and because of that we may be unable to compete successfully with our current or future competitors; our potential inability to adapt to changes in technology, which could harm our business; the volatility of our stock price; the fact that we may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; and that we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. More information about the risks and uncertainties faced by NextPlay are detailed from time to time in NextPlay’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors”. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by fourth parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SOURCE: NextPlay Technologies, Inc.

Company Contacts:

Richard Marshall

Director of Corporate Development

NextPlay Technologies, Inc.

Tel (954) 888-9779

Email: richard.marshall@nextplaytechnologies.com

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